BYLAWS

                                       OF

                           HIGH COUNTRY BANCORP, INC.




                                    ARTICLE I

                           PRINCIPAL EXECUTIVE OFFICE

     The  principal  executive  office  of  High  Country  Bancorp,   Inc.  (the
"Corporation") shall be at 130 West 2nd Street, Salida, Colorado 81201. The Corporation may also have offices at such other places within or without the State of Colorado as the board of directors shall from time to time determine.


                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION  1.  Place  of  Meetings.   All  annual  and  special  meetings  of
                  -------------------
stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Colorado as the board of directors may determine and as designated in the notice of such meeting.

     SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation
                --------------
for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. Special  Meetings.  Special meetings of the stockholders for any
                -----------------
purpose or purposes may be called at any time by the board of directors or by a committee of the board of directors, and only such persons as are specifically permitted to call meetings by the Colorado Business Corporation Act in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION  4.  Conduct of  Meetings.  Annual and  special  meetings  shall be
                  --------------------
conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

     SECTION 5. Notice of Meeting.  Written  notice  stating the place,  day and
                -----------------
hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting, except that if the number of authorized shares is to be increased, at least thirty days notice will be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in
Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION  6.  Fixing  of  Record  Date.   For  the  purpose  of  determining
                  ------------------------
stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than seventy days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the meeting is adjourned for more than one hundred and twenty days, in which case the board will fix a new record date.

     SECTION 7. Voting  Lists.  The officer or agent having  charge of the stock
                -------------
transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     SECTION 8. Quorum. A majority of the outstanding  shares of the Corporation
                ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote
                -------
by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

     SECTION 10.  Voting.  Except as is  otherwise  specified in the Articles of
                  ------
Incorporation, at each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

     SECTION  11.  Voting  of Shares  in the Name of Two or More  Persons.  When
                   ------------------------------------------------------
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 12.  Voting of Shares by Certain  Holders.  Shares  standing in the
                  ------------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian trustee or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION  13.  Inspectors  of  Election.   In  advance  of  any  meeting  of
                   ------------------------
stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

     SECTION 14.  Nominating  Committee.  The board of  directors or a committee
                  ---------------------
appointed by the board of directors shall act as a nominating committee for selecting the nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION  15. New  Business.  Any new  business to be taken up at the annual
                  -------------
meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General  Powers.  The  business  and affairs of the  Corporation
                ---------------
shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

     SECTION 2. Number, Term and Election.  The board of directors shall consist
                -------------------------
of five members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 3. Regular  Meetings.  A regular  meeting of the board of directors
                -----------------
shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

     SECTION 4. Special Meetings. Special meetings of the board of directors may
                ----------------
be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

     SECTION 5. Notice.  Written notice of any special meeting shall be given to
                ------
each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. Quorum. A majority of the number of directors fixed by Section 2
                ------
of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION  7.  Manner of Acting.  The act of the  majority  of the  directors
                  ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the Business Corporation Act of the State of Colorado.

     SECTION 8. Action Without a Meeting. Any action required or permitted to be
                ------------------------
taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 9.  Resignation.  Any  director may resign at any time by sending a
                 -----------
written notice of such resignation to the home office of the Corporation addressed to the chairman of the board. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board.

     SECTION 10.  Vacancies.  Any vacancy  occurring  in the board of  directors
                  ---------
shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 11.  Removal of  Directors.  Any  director  or the entire  board of
                  ---------------------
directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 12.  Compensation.  Directors,  as such,  and  advisory or emeritus
                  ------------
directors may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

     SECTION 13. Advisory and Emeritus Directors.  The board of directors may by
                 -------------------------------
resolution appoint as advisory directors individuals whom the board believes possess knowledge, experience and other qualifications which may prove valuable to the Corporation, and may appoint as emeritus directors individuals who have retired from the board after extended and faithful service. Advisory and emeritus directors may sit with the board of directors at regular and special meetings and discuss any question under consideration; provided, however, that advisory and emeritus directors shall cast no vote. The board of directors shall have the power to remove any advisory or emeritus director with or without cause at any time.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by a majority of the whole board. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     The board shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                    ARTICLE V

                                    OFFICERS

     SECTION 1. Positions. The officers of the Corporation shall be a president,
                ---------
one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2.  Election and Term of Office.  The  officers of the  Corporation
                 ---------------------------
shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the
                -------
board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
                   ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.  Remuneration.  The  remuneration of the officers shall be fixed
                 ------------
from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. To the extent permitted by applicable law, and except
                ---------
as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation
                -----
and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks,  Drafts, Etc. All checks, drafts or other orders for the
                --------------------
payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. Deposits.  All funds of the Corporation  not otherwise  employed
                --------
shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares.  The shares of the Corporation shall be
                -----------------------
represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2. Form of Share Certificates. All certificates representing shares
                --------------------------
issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Colorado; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3. Payment for Shares. No certificate shall be issued for any share
                ------------------
until such share is fully paid.

     SECTION 4. Form of Payment for Shares.  The  consideration for the issuance
                --------------------------
of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

     SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the
                 ------------------
Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION  6. Lost  Certificates.  The board of  directors  may  direct a new
                 ------------------
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                  ARTICLE VIII

                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the last day of June of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    DIVIDENDS

     Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock. Dividends may be paid in cash, in property, in the Corporation's own stock, or through a dividend reinvestment plan, if such plan should be approved and adopted.

                                    ARTICLE X

                                CORPORATION SEAL

     The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI

                                   AMENDMENTS

     In accordance with the Corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.